UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2020

Revance Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36297	77-0551645
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7555 Gateway Boulevard, Newark, California, 94560

(Address of principal executive offices and zip code)

(510) 742-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVNC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS.

On February 10, 2020, Revance Therapeutics, Inc. (“Revance”) issued a press release announcing the proposed offering of $200 million aggregate principal amount of convertible senior notes due 2027 (the “Notes”) in a private placement (the “Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and the related grant to the initial purchaser of the Notes of an option to purchase up to an additional $30 million aggregate principal amount of Notes in the Offering. Revance intends to use a portion of the net proceeds from the Offering to pay the cost of capped call transactions that it expects to enter into in connection with the pricing of the Notes with the initial purchaser and/or its affiliates or other financial institutions. Revance intends to use the remainder of the net proceeds, together with existing cash and cash equivalents, to fund expenses associated with the commercial launch of its recently in-licensed portfolio of Resilient Hyaluronic Acid dermal fillers, pre-commercialization and commercialization activities for DaxibotulinumtoxinA for Injection (“DAXI”) for glabellar lines, and continued development of its DAXI aesthetic and therapeutic pipeline. Revance may also use a portion of the net proceeds from this Offering for the acquisition or in-license of other products, product candidates, businesses or technologies, although it has no current agreements or commitments for any material acquisitions or licenses of any products, businesses or technologies. If the initial purchaser exercises its option to purchase additional notes, Revance expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties. A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the Offering of the Notes, Revance intends to disclose certain information regarding its business to prospective investors in a confidential preliminary offering memorandum dated February 10, 2020. The preliminary offering memorandum includes information that supplements or updates certain prior disclosures of Revance, which information is attached hereto as Exhibit 99.2 and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the securities would be made only by means of a confidential offering memorandum. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the proposed terms of the Notes and the capped call transactions, the completion, timing and size of the proposed Offering and the entry into and effects of the capped call transactions and the anticipated use of the net proceeds from the Offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the Offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that Revance will be able to complete the Offering on the anticipated terms, or at all. Revance will need to raise additional capital to fund its operations and may be unable to raise capital when needed, which would force Revance to delay, reduce or eliminate its product development programs or commercialization efforts. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. Additional risks and uncertainties relating to the Offering, Revance and its business can be found under the heading “Risk Factors” in Revance’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the Securities and Exchange Commission on November 4, 2019, as updated by the risk factors included in the information attached as Exhibit 99.2 to this Current Report on Form 8-K. Forward-looking statements represent Revance’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. Revance expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Number	Description

99.1	Press Release dated February 10, 2020

99.2	Excerpts from Confidential Preliminary Offering Memorandum dated February 10, 2020

104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2020	Revance Therapeutics, Inc.

	By:	/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer